                                  LEASE AGREEMENT

     This Lease is entered into on the 1st day of April, 1999, by and between INTRAM INVESTMENT CORPORATION, an Ohio Corporation (hereinafter referred to as "Lessor") whose address is 11157 Snider Road, Cincinnati, Ohio 45249 and LIGHT TOUCH VEIN & LASER, INC. dba Tri-State Laser, an Ohio corporation, (hereinafter referred to as "Lessee") whose address is 10663 Montgomery Road, Cincinnati, Ohio 45242.

     WHEREAS, Lessor has purchased certain equipment particularly described in ASSETS - EXHIBIT "A"; and

     WHEREAS, Lessee desires to lease said equipment from Lessor; and

     WHEREAS, Lessor is agreeable to leasing the equipment to Lessee.

     NOW THEREFORE, the parties agree as follows:

1. EQUIPMENT

     Lessor hereby leases to Lessee upon the terms and conditions set forth herein, the equipment as more particularly described as ASSETS - EXHIBIT "A", attached hereto (hereinafter referred to as "EQUIPMENT").

2. TERM

     The term of this Lease shall be twenty-four (24) months, commencing April 16, 1999, and terminating April 6, 2001 at 12:00 midnight.

3. RENT

     Lessee shall pay a base rent to Lessor of Seventy-seven Thousand Forty and 08/100

Dollars ($77,040.08), payable in equal weekly installments of Seven Hundred Forty and 77/100 ($740.77), due and payable on each Friday of the week, with the first payment due and owing on April 16, 1999. A 10% penalty of Seventy-four and 08/100 Dollars ($74.08) shall be assessed to the rental payment should rent not be paid on or before the due date each week.

     Time is of the essence as to rent payments.

4. SECURITY DEPOSIT

     A security deposit of Three Thousand One Hundred Eighty-five and 31/100 Dollars ($3,185.31), representing one (1) month's base rent, shall be delivered to Lessor at the signing of this Lease. Lessor acknowledges receipt of said security deposit by its signature on this LEASE.

5. USE AND CARE OF EQUIPMENT

     Lessee shall not use or knowingly permit any part of the EQUIPMENT to be used for any unlawful purpose. Lessee shall keep the EQUIPMENT and every part thereof in a clean and wholesome condition and generally that it will, in all respects, and at all times, fully comply with all lawful health, fire and police regulations.

6.  INSURANCE

     Lessee shall, at all times, insure the EQUIPMENT against fire, theft and damage during the term of this Lease. Lessee shall provide proof of insurance, which shall be in an amount of at least equal to the replacement value of EQUIPMENT, and provide proof to Lessor that insurance

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is in full force and effect.

     Lessee shall, at all times, carry liability insurance on EQUIPMENT, with a policy limit of at least $1,000,000.00.

     Lessor shall be named as an additional insured on the insurance coverage.

7. TAXES, TITLE AND LICENSE

     Lessee shall assume and be responsible for any and all taxes, including, but not limited to the personal property tax, as well as title and licensing cost, on EQUIPMENT.

8. INDEMNIFICATION

     Lessee shall indemnify and hold Lessor harmless from any and all liability arising out of any use of the EQUIPMENT.

9. REPAIRS,  MAINTENANCE AND MODIFICATIONS

     Lessee covenants and agrees, at its own expense, to keep the EQUIPMENT in good repair, order and condition at all times. Lessee will commit no waste to the EQUIPMENT.

     Lessee shall make no modifications to EQUIPMENT without the written consent of Lessor.

     Lessee shall allow Lessor to inspect the EQUIPMENT. Lessor shall provide Lessee with a 24-hour notice of its desire to inspect EQUIPMENT.

10. ASSIGNMENT

     This Lease shall be non-assignable by Lessee. Lessee shall not sublet the EQUIPMENT.


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

11. DEFAULT

     A. Events of Default. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee, which, if not cured within any applicable time permitted for cure hereinbelow, shall give rise to Lessor remedies set forth in Paragraph 12.

          (i) Failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of fifteen
                 (15) days after written notice given by Lessor; or

          (ii) Failure by Lessee to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (a) above, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Lessor to Lessee; provided, however that if the nature of Lessee's default is such that more than fifteen (15) days are reasonably required for its cure, then Lessee shall not be deemed to be default if Lessee commenced such cure within such fifteen (15) day period and thereafter diligently prosecutes such cure to completion; or

                 (iii) Filing by or against Lessee of a petition to have Lessee adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty
                         (60) days); or

                 iv) Appointment of a trustee or receiver to take possession of Lessee's interest in this LEASE, and the appointment of such trustee or receiver is not vacated and possession restored to Lessee within thirty (30) days after such appointment; or

                 (v) Lessee's interest in this LEASE shall be sold under execution; or

                 (vi) Lessee takes advantage, whether voluntarily or involuntarily, of a debtor relief proceeding under any present or future law, whereby the rent or any part hereof, is or proposed to be, reduced or payment deferred; or

                 (vii) Making by Lessee of any general agreement or assignment for the benefit of creditors; or

                 (viii) Attachment, execution, or other judicial seizure of Lessee's interest in this LEASE, if not satisfied or dissolved within ten (10) days after written notice from Lessor to Lessee to obtain satisfaction thereof; or

                 (ix) Lessee's insolvency or admission of an inability to pay its debts as they mature.

     The notice and cure periods herein are in lieu of and not in addition to, any notice of cure periods as provided by law.

     12. REMEDIES

     Lessor shall have all remedies available to it upon default of any of the terms and conditions of this LEASE as provided by Ohio law.

     Included in these remedies is the right of Lessor to, upon default of any payments envisioned under this LEASE, be permitted to remove all EQUIPMENT without delay and Lessee will not interfere with such removal. Should Lessor be forced to employ legal representation or costs to effect its remedies, Lessee shall be responsible to pay all costs, included but not limited to attorney's fees.

     IN WITNESS WHEREOF, the parties have hereunto set their hands.

Witness:                           INTRAM INVESTMENT CORPORATION

/s/ Kim L. Hartman                 BY: /s/ Gregory F. Martini
-------------------------              ------------------------------
/s/ Julie Crossley                      Gregory F. Martini, President
-------------------------


                                   LIGHT TOUCH VEIN & LASER, INC.
                                   dba Tri-State Laser

/s/ Kim L. Hartman                 BY: /s/ Colin C. Herd
-------------------------              ------------------------------
/s/ Julie Crossley                      Colin C. Herd, Director
-------------------------


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